EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in Registration Statements No. 333-30972, 333-54017, 333-33555 and 333-29725 on Forms S-8
and Post-Effective Amendment No. 1 to Registration Statement No. 333-94691 on Form S-3 of CommScope, Inc. and subsidiaries of our report dated March 11, 2002, which appears in this Annual Report on Form 10-K of CommScope, Inc. and subsidiaries for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
March 25, 2002